Exhibit 99.1
For Immediate Release
Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. Shaun Smolarz, Financial Writer
China TransInfo Technology Corp	Email: shaun.smolarz@ccgir.com
Email: ir@ctfo.com	Tel: +1-646-701-7444
TelF+ 86 10 –5169 1657
Mr. Crocker Coulson, President
Email: crocker.coulson@ccgir.com
Tel: +1-646-213-1915
CCG Investor Relations
Website: www.ccgirasia.com

FOR IMMEDIATE RELEASE

China TransInfo Technology Corp. Raises $10 Million in Registered Direct Offering

BEIJING, February 22, 2010 -- China TransInfo Technology Corp., (NASDAQ GM: CTFO), ("China TransInfo" or the "Company"), a leading provider of public transportation information systems technology and comprehensive solutions in the People’s Republic of China ("PRC") today announced that the Company entered into a definitive agreement with its 10% institutional shareholder SAIF Partners III L.P. ("SAIF") to sell in a registered direct offering an aggregate of 1,564,945 shares of its common stock at a price of $6.39 per share for gross proceeds of approximately $10 million. The shares are being sold under the Company's previously filed shelf registration statement (File No. 333-162689), which was declared effective by the United States Securities and Exchange Commission ("SEC") on November 16, 2009.

The offering is expected to be closed on or before February 24, 2010, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering for general corporate purposes, expansion of current business development and potential acquisitions.

For more detailed information on this financing, please refer to the Company's Form 8-K and related exhibits to be filed with the SEC on or around Tuesday, February 23, 2010.

"We are very excited to have strengthened our key partnership with SAIF through this additional financing," commented Mr. Shudong Xia, Chief Executive Officer of China TransInfo. "Considering our significantly enhanced balance sheet, we are now in a stronger position financially to execute our strategic growth initiatives in China’s rapidly growing transportation information industry."

"We are delighted with this opportunity to increase our investment in China TransInfo, given our confidence in the Company’s industry leading technology and experienced management team," commented Andy Yan, Managing Partner of SAIF. "We look forward to continuing to build our relationship with China TransInfo."

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus, including prospectus supplement, forming a part of the effective registration statement.

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company’s PRC operating subsidiaries, is primarily focused on providing transportation information services and comprehensive solutions based on GIS technologies. The Company aims to become the largest transportation information products and comprehensive solutions provider, as well as the largest real time transportation information platform operator and provider in China. In addition, the Company is developing its transportation system to include Electronic Toll Collection (ETC) technology. As the co-formulator of several transportation technology national standards, the Company owns software copyrights for 88 software products and has won 5 of the 10 model cases sponsored by the PRC Ministry of Communications. The Company’s affiliation with Peking University provides the Company access to the University’s GeoGIS Research Laboratory, including over 30 Ph.D. researchers. As a result, the Company is playing a key role in setting the standards for electronic transportation information solutions. For more information, please visit the Company’s website at www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "intends," or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the SEC and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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